 Exhibit 99.1

INCOME FUND
TEN, LLC

PORTFOLIO OVERVIEW

THIRD QUARTER

2009

LETTER FROM THE CEOs                                                                                                                            As of November 13, 2009

Dear investor in ICON Income Fund Ten, LLC:

We write to briefly summarize our activity for the third quarter of 2009.  A more detailed analysis, which we encourage you to read, is contained in our Form 10-Q.  Our Form 10-Q and our other quarterly, annual and current reports are available in the Investor Relations section of our website, www.iconcapital.com.

As of September 30, 2009, Fund Ten was in its operating period.  As of September 30th, we had invested $135,558,0051 of capital in approximately $305,448,5432 worth of business-essential equipment. Further, our distribution coverage ratio3 for the quarter was 190.19%, which is substantially higher than last quarter due to the sale of equipment that was on lease to Anchor Tool & Die Co., as well as the satisfaction of the loan obligations in connection with the ZIM Korea and the ZIM Canada.  As a result, we are generating more free cash flow, as all charter hire payments for the ZIM Korea and the ZIM Canada are being paid directly to affiliates of Fund Ten.  As of September 30th, Fund Ten maintained a leverage ratio of 0.114.  Fund Ten collected 96.23%5 of all scheduled rent and loan receivables due for the quarter, with the uncollected receivables relating to the bareboat charters for the container vessels, the ZIM Canada and the ZIM Korea.  We subsequently amended the bareboat charters to restructure each charterer’s payment obligations and expect to collect all rent and loan receivables due next quarter.

During the quarter, we continued to work with the affiliates of MW Universal, Inc.  On July 28, 2009, we agreed to terminate the lease with MW Monroe Plastics, Inc.  Simultaneously with the termination of the lease, we transferred title to the machining and metal working equipment to Cerion MPI, LLC, an affiliate of Monroe, in consideration for Cerion MPI transferring title to equipment of greater fair market value to us.  Beginning on August 1, 2009, we entered into a lease with Cerion MPI for such equipment for forty-one months.  This structure allows us to collect the rental payments that were owed to us in connection with the Monroe lease while affording us the opportunity to sell the equipment received from Cerion MPI for a more favorable sale price upon the expiration of the lease.  For a more detailed description please refer to the portfolio overview section that follows this letter.  Fund Ten did not lease or finance any new equipment in the third quarter of 2009.

We invite you to read through our portfolio overview on the pages that follow for a more detailed explanation of the above described investments.  As always, thank you for entrusting ICON with your investment assets.  We look forward to sharing future successes.

Sincerely,

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

1	Pursuant to Fund Ten’s financials, prepared in accordance with US GAAP.
2	Pursuant to Fund Ten’s financials, prepared in accordance with US GAAP.
3	The ratio of inflows from investments divided by paid distributions.
4	Pursuant to Fund Ten’s financials, prepared in accordance with US GAAP. Leverage ratio is defined as total liabilities divided by total equity.
5	Collections as of November 13, 2009.

ICON Income Fund Ten, LLC

- Portfolio Overview Third Quarter 2009 -

We are pleased to present ICON Income Fund Ten, LLC’s (the “Fund”) Portfolio Overview for the third quarter of 2009.  References to “we,” “us” and “our” are references to the Fund, references to the “Manager” are references to the manager of the Fund, ICON Capital Corp.

The Fund

We raised approximately $150,000,000 commencing with our initial offering on June 2, 2003 through the closing of the offering on April 5, 2005.

During the third quarter of 2009, we continued in our operating period, during which time we continued to seek to finance equipment subject to lease or to structure financings secured primarily by equipment.  Cash generated from these investments facilitates distributions to our members.  Availability of cash to be used for reinvestment depends on the requirements for expenses, reserves and distributions to members.

Our operating period is anticipated to continue for a period of five years from the closing of the offering, unless extended at our Manager’s sole discretion.  Following our operating period, we will enter our liquidation period, during which time the leases and loans we own will mature or be sold in the ordinary course of business.

Recent Significant Transactions

•
On September 30, 2009, we sold all of the automotive steering column production and assembly equipment then on lease to Anchor Tool & Die Co. for a purchase price of $1,750,000.  The equipment was originally purchased for approximately $2,817,000.  We received a cash-on-cash return of approximately 151% in rental and sale proceeds related to this investment.

•
On September 30, 2009, ICON Global Crossing, LLC (“ICON Global Crossing”) sold certain telecommunications equipment on lease to Global Crossing Telecommunications, Inc. (“Global Crossing”) back to it for a purchase price of $5,493,000 and removed the equipment from the Global Crossing lease.  The transaction was effected in order to redeem the 61.39% ownership interest of ICON Leasing Fund Eleven, LLC (“Fund Eleven”), an affiliate of our Manager, in ICON Global Crossing.  The sale proceeds will be paid to Fund Eleven and its ownership interest in ICON Global Crossing was assigned 48.69% to us and 12.70% to ICON Income Fund Eight A L.P. (“Fund Eight A”), an affiliate of our Manager, which adjusted our and Fund Eight A’s ownership interests in ICON Global Crossing to 79.31% and 20.69%, respectively.  Prior to this transaction, our share of the total purchase price was acquired for approximately $7,695,000.  The lease is scheduled to expire on March 31, 2010.

Portfolio Overview

Our portfolio consists of investments that we have made directly, as well as those that we have made with our affiliates.  As of September 30, 2009, our portfolio consisted primarily of the following investments.

•
We own a 72.34% interest in a joint venture with Fund Eleven and ICON Income Fund Nine, LLC (“Fund Nine”), an affiliate of our Manager, who have interests of 13.26% and 14.40%, respectively, that owns telecommunications equipment subject to a forty-eight month lease with Global Crossing.  The lease is scheduled to expire on October 31, 2010.  In addition, we formed a joint venture, ICON Global Crossing V, LLC (“ICON Global Crossing V”), with Fund Eleven.  We own a 45% interest in ICON Global Crossing V, which leases telecommunications equipment to Global Crossing.  This equipment was purchased for approximately $12,982,000 and is subject to a thirty-six month lease that expires on December 31, 2010.

•
ICON Northern Leasing, LLC, a joint venture among us, Fund Eleven and ICON Leasing Fund Twelve, LLC (“Fund Twelve”), an affiliate of our Manager, purchased four promissory notes (the “Notes”) and received an assignment of the underlying Master Loan and Security Agreement, dated July 28, 2006. We, Fund Eleven and Fund Twelve have ownership interests of 12.25%, 35% and 52.75%, respectively.  The aggregate purchase price for the Notes was approximately $31,573,000 and is secured by an underlying pool of leases for credit card machines.  The Notes accrue interest at rates ranging from 7.97% to 8.40% per year and require monthly payments ranging from approximately $183,000 to $422,000.  The Notes mature between October 15, 2010 and August 14, 2011 and require balloon payments at the end of each note ranging from approximately $594,000 to $1,255,000.  Our share of the purchase price was approximately $3,868,000.

•
A 95,639 DWT (deadweight tonnage) Aframax product tanker, the M/V Eagle Carina (“Eagle Carina”), was purchased from Aframax Tanker II AS by ICON Eagle Carina Pte. Ltd., a Singapore corporation wholly-owned by ICON Eagle Carina Holdings, LLC, a joint venture owned 35.70% by us and 64.30% by Fund Twelve.  The Eagle Carina was acquired for $39,010,000, comprised of $12,010,000 in cash and $27,000,000 in a non-recourse loan.  The Eagle Carina is subject to an eighty-four month bareboat charter with AET, Inc. Limited (“AET”) that expires on November 14, 2013.

•
A 95,634 DWT (deadweight tonnage) Aframax product tanker, the M/V Eagle Corona (“Eagle Corona”), was purchased from Aframax Tanker II AS by ICON Eagle Corona Pte. Ltd., a Singapore corporation wholly-owned by ICON Eagle Corona Holdings, LLC, a joint venture owned 35.70% by us and 64.30% by Fund Twelve.  The Eagle Corona was acquired for $41,270,000, comprised of $13,270,000 in cash and $28,000,000 in a non-recourse loan.  The Eagle Corona is subject to an eighty-four month bareboat charter with AET that expires on November 14, 2013.

•
Hospital bedside entertainment and communication terminals subject to lease with Premier Telecom Contracts Limited (“Premier”).  The terminals are installed in several National Health Service hospitals throughout the United Kingdom.  Premier is one of four companies in the United Kingdom to receive the right to install and operate the equipment in hospitals, and it has the exclusive right to install and operate the equipment in thirteen hospitals.  We, through our wholly-owned subsidiary, ICON Premier, LLC (“ICON Premier”), purchased the equipment for approximately $13,945,000 and the lease is scheduled to expire on December 31, 2012.  On January 30, 2009, ICON Premier restructured its lease financing with Premier in exchange for control of the parent company of Premier, Pretel Group Limited, until such time as ICON Premier receives its expected return on its investment.

•
Machining and metal working equipment subject to a lease with MW Texas Die Casting, Inc. (“Texas Die”), a wholly-owned subsidiary of MW Universal, Inc. (“MWU”).  We originally acquired equipment subject to leases with Texas Die and MW Monroe Plastics, Inc. (“Monroe”), a wholly-owned subsidiary of MWU, for an aggregate purchase price of approximately $4,000,000.  The leases commenced on January 1, 2008 and continue for a period of sixty months.  On July 28, 2009, we agreed to terminate the lease with Monroe.  Simultaneously with the termination of the lease with Monroe, we transferred title to the equipment to Cerion MPI, LLC (“MPI”), an affiliate of Monroe, in consideration for MPI transferring title to equipment of greater fair market value to us. Beginning on August 1, 2009, we entered into a lease with MPI for such equipment for a term of forty-one months. The obligations of MPI under the lease are guaranteed by its parent company, Cerion, LLC.

•	Four double box girder cranes leased to WPS, Inc. We acquired the cranes for approximately $894,000. The lease expired on March 31, 2009 and continues to be renewed on a month-to-month basis.

•
Material handling equipment leased to Saturn Corporation (“Saturn”).  We acquired the equipment for approximately $594,000 and the leases are both scheduled to expire on September 30, 2011. On June 1, 2009, General Motors commenced a voluntary Chapter 11 proceeding in U.S. Bankruptcy Court, in which Saturn is named as a debtor.  Subsequently, Saturn has requested a restructuring of its lease payments and we are actively negotiating terms acceptable to both parties.

•
Two 3,350 TEU (twenty-foot equivalent unit) container vessels, the M/V ZIM Korea (the “ZIM Korea”) and the M/V ZIM Canada (the “ZIM Canada”), that are subject to bareboat charters with ZIM Integrated Shipping Services, Ltd.  The purchase price for the two vessels was approximately $70,700,000, comprised of approximately $18,400,000 in cash and approximately $52,300,000 in non-recourse loans.  The bareboat charters for the vessels were each scheduled to expire in June 2009.  On July 1, 2008, the bareboat charters were extended until June 30, 2014.  On July 1, 2009, we, through our wholly-owned subsidiaries, ICON Containership I, LLC (“ICON Containership I”) and ICON Containership II, LLC (“ICON Containership II”), satisfied all of the non-recourse loan obligations with respect to the vessels by repaying the balance due in the amount of $1,350,695, consisting of principal and interest outstanding as of such date.  As a result, all charter hire payments are being paid directly to ICON Containership I and ICON Containership II.  On October 30, 2009, ICON Containership I and ICON Containership II amended the bareboat charters for the ZIM Canada and the ZIM Korea to restructure each respective charterer’s payment obligations.  The charter for the ZIM Canada was extended from June 30, 2014 to March 31, 2017 and the charter for the ZIM Korea was extended from June 30, 2014 to March 31, 2016. The purpose of the restructuring was to provide the charterers with additional flexibility while at the same time attempting to preserve our projected economic return on our investment.

•
A 49% interest in one 98,507 DWT (deadweight tonnage) Aframax product tanker – the M/T Mayon Spirit (the “Mayon Spirit”).  We acquired our interest in the vessel through a joint venture with Fund Twelve.  The purchase price of the Mayon Spirit was approximately $40,250,000, comprised of approximately $15,312,000 in cash, paid in the form of a capital contribution to the joint venture, and a non-recourse loan in the amount of approximately $24,938,000. Simultaneously with the purchase of the Mayon Spirit, the vessel was bareboat chartered back to an affiliate of Teekay Corporation for a term of forty-eight months, which is scheduled to expire in July 2011.  We acquired our interest in the Mayon Spirit for approximately $7,548,000 in cash.

Unguaranteed Residual Interests

•
We entered into an agreement with Summit Asset Management Limited to acquire a 75% interest in the unguaranteed residual values of a portfolio of equipment on lease with various lessees in the United Kingdom for approximately $2,843,000. The majority of the portfolio is comprised of information technology equipment, including laptops, desktops and printers.  All of the leases expired at various dates through August 2009, but continue to be renewed in accordance with the terms of the leases.  For the three and nine months ended September 30, 2009, we received approximately $1,100 and $164,000, respectively, in residual proceeds from the sale of the equipment.  We are pleased to advise that our target return on this investment has been achieved and are still receiving residual proceeds from this portfolio.

•
We entered into an agreement with Key Finance Group, Ltd. to acquire a 100% interest in the unguaranteed residual values of technology equipment on lease with various United Kingdom lessees for approximately $782,000. All of the leases expire at various dates through March 2015.  For the three and nine months ended September 30, 2009, we received approximately $61,000 and $143,000, respectively, in residual proceeds from the sale of the equipment.  We expect to receive approximately $450,000 in additional residual proceeds through the expiration of this portfolio.

Revolving Line of Credit

We and ICON Income Fund Eight B L.P., Fund Nine, Fund Eleven, Fund Twelve and ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P., entities sponsored by our Manager (collectively, the “Borrowers”), are parties to a Commercial Loan Agreement, as amended (the “Loan Agreement”), with California Bank & Trust.  The Loan Agreement provides for a revolving line of credit of up to $30,000,000 pursuant to a senior secured revolving loan facility (the “Facility”), which is secured by all assets of the Borrowers not subject to a first priority lien.  The Facility expires on June 30, 2011.  The interest rate at September 30, 2009 was 4.0%.  Aggregate borrowings by all Borrowers under the Facility amounted to $7,625,000 at September 30, 2009, none of which was attributable to the Fund.

Transactions with Related Parties

Our Manager performs certain services relating to the management of our equipment leasing and other financing activities.  Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees and borrowers to ensure that the equipment is being properly operated and maintained, monitoring performance by the lessees and borrowers of their obligations under the leases and loans and the payment of operating expenses.

Administrative expense reimbursements are costs incurred by our Manager or its affiliates that are necessary to our operations.  These costs include our Manager’s and its affiliates’ legal, accounting, investor relations and operations personnel, as well as professional fees and other costs that are charged to us based upon the percentage of time such personnel dedicate to us.  Excluded are salaries and related costs, office rent, travel expenses and other administrative costs incurred by individuals with a controlling interest in our Manager.

Our Manager also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our Manager in the amounts of $32,189 and $96,573 for the three and nine months ended September 30, 2009, respectively.  Our Manager’s interest in our net income for the three and nine months ended September 30, 2009 was $20,560 and $54,132, respectively.

Fees and other expenses paid or accrued by us to our Manager or its affiliates were as follows:

			Three Months Ended		Nine Months Ended
			September 30,		September 30,
Entity	Capacity	Description	2009	2008	2009	2008
ICON Capital Corp.	Manager	Management fees (1)	$318,417	$337,033	$997,865	$1,284,596
ICON Capital Corp.	Manager	Administrative expense reimbursements (1)	$192,321	$342,806	$904,095	$1,051,241
			$510,738	$679,839	$1,901,960	$2,335,837

(1) Amount charged directly to operations.

At September 30, 2009, we had a payable of approximately $189,000 primarily related to administrative expenses due to our Manager and its affiliates.  Members may obtain a summary of administrative expense reimbursements upon request.

Your participation in the Fund is greatly appreciated and we look forward to sharing continued successes.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as the FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Consolidated Balance Sheets
(unaudited)

Assets

	September 30,	December 31,
	2009	2008
Current assets:
Cash and cash equivalents	$2,363,345	$3,784,794
Current portion of net investment in finance lease	-	725,220
Equipment held for sale or lease, net	23,350	98,350
Restricted cash	-	226,882
Service contracts receivable, net	528,985	-
Other current assets	6,278,576	282,062

Total current assets	9,194,256	5,117,308

Non-current assets:
Net investment in finance lease, less current portion	-	6,916,347
Leased equipment at cost (less accumulated depreciation of
$49,886,724 and $47,649,844, respectively)	43,678,347	45,553,277
Equipment (less accumulated depreciation of $2,013,187)	6,900,969	-
Investments in joint ventures	26,111,771	30,591,890
Investments in unguaranteed residual values	350,049	754,090
Other non-current assets, net	54,047	66,285

Total non-current assets	77,095,183	83,881,889

Total Assets	$86,289,439	$88,999,197

Liabilities and Equity

Current liabilities:
Current portion of non-recourse long-term debt	$-	$7,076,252
Interest rate swap contracts	-	88,214
Deferred revenue	162,438	48,699
Due to Manager and affiliates	6,391,655	1,048,301
Accrued expenses and other current liabilities	2,295,399	256,595

Total Liabilities	8,849,492	8,518,061

Commitments and contingencies (Note 13)

Equity:
Members' Equity:
Additional Members	77,721,534	81,937,867
Manager	(527,365)	(484,924)
Accumulated other comprehensive loss	(2,077,086)	(3,145,791)

Total Members' Equity	75,117,083	78,307,152

Noncontrolling Interests	2,322,864	2,173,984

Total Equity	77,439,947	80,481,136

Total Liabilities and Equity	$86,289,439	$88,999,197

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Operations
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Revenue:
Rental income	$3,916,066	$4,242,949	$11,630,938	$16,144,269
Finance income	-	553,841	-	1,866,734
Servicing income	1,483,037	-	4,049,257	-
Income from investments in joint ventures	924,856	654,336	3,037,586	3,183,846
Net gain on sales of equipment and unguaranteed residual values	1,267,808	34,615	1,342,663	6,816,132
Interest and other income	52,751	247,719	67,329	487,936

Total revenue	7,644,518	5,733,460	20,127,773	28,498,917

Expenses:
Management fees - Manager	318,417	337,033	997,865	1,284,596
Administrative expense reimbursements - Manager	192,321	342,806	904,095	1,051,241
General and administrative	2,262,642	94,447	5,421,161	850,055
Interest	-	204,296	212,839	944,442
Depreciation and amortization	2,731,973	1,655,714	6,937,949	10,918,452

Total expenses	5,505,353	2,634,296	14,473,909	15,048,786

Net income	2,139,165	3,099,164	5,653,864	13,450,131

Less: Net income attributable to noncontrolling interests	(83,147)	(83,038)	(240,629)	(243,319)

Net income attributable to Fund Ten	$2,056,018	$3,016,126	$5,413,235	$13,206,812

Net income attributable to Fund Ten allocable to:
Additional Members	$2,035,458	$2,985,965	$5,359,103	$13,074,744
Manager	20,560	30,161	54,132	132,068

	$2,056,018	$3,016,126	$5,413,235	$13,206,812

Weighted average number of additional
shares of limited liability company interests outstanding	148,214	148,256	148,226	148,289

Net income attributable to Fund Ten per weighted
average additional share of limited liability company interests	$13.73	$20.14	$36.15	$88.17

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Changes in Equity
(unaudited)

	Members' Equity

	Additional Shares			Accumulated Other	Total
	of Limited Liability Company Interests	Additional Members	Manager	Comprehensive Loss	Members' Equity	Noncontrolling Interests	Total Equity
Balance, December 31, 2008	148,231	$81,937,867	$(484,924)	$(3,145,791)	$78,307,152	$2,173,984	$80,481,136
Comprehensive income:
Net income	-	1,576,887	15,928	-	1,592,815	82,224	1,675,039
Change in valuation of interest
rate swap contracts	-	-	-	8,863	8,863	-	8,863
Currency translation adjustments	-	-	-	(129,926)	(129,926)	-	(129,926)
Total comprehensive income	-	-	-	(121,063)	1,471,752	82,224	1,553,976
Cash distributions to members and
noncontrolling interests	-	(3,186,975)	(32,192)	-	(3,219,167)	(271,330)	(3,490,497)

Balance, March 31, 2009	148,231	80,327,779	(501,188)	(3,266,854)	76,559,737	1,984,878	78,544,615
Comprehensive income:
Net income	-	1,746,758	17,644	-	1,764,402	75,258	1,839,660
Change in valuation of interest
rate swap contracts	-	-	-	267,768	267,768	-	267,768
Currency translation adjustments	-	-	-	1,099,912	1,099,912	-	1,099,912
Total comprehensive income	-	-	-	1,367,680	3,132,082	75,258	3,207,340
Cash distributions to members and
noncontrolling interests	-	(3,186,975)	(32,192)	-	(3,219,167)	(271,331)	(3,490,498)

Balance, June 30, 2009	148,231	78,887,562	(515,736)	(1,899,174)	76,472,652	1,788,805	78,261,457
Comprehensive income:
Net income	-	2,035,458	20,560	-	2,056,018	83,147	2,139,165
Change in valuation of interest
rate swap contracts	-	-	-	(81,456)	(81,456)	-	(81,456)
Currency translation adjustments	-	-	-	(96,456)	(96,456)	-	(96,456)
Total comprehensive income	-	-	-	(177,912)	1,878,106	83,147	1,961,253
Shares of limited liability company
interests redeemed	(20)	(14,798)	-	-	(14,798)	-	(14,798)
Establishment of noncontrolling
interest upon gaining control	-	-	-	-	-	714,780	714,780
Cash distributions to members and
noncontrolling interests	-	(3,186,688)	(32,189)	-	(3,218,877)	(263,868)	(3,482,745)

Balance, September 30, 2009	148,211	$77,721,534	$(527,365)	$(2,077,086)	$75,117,083	$2,322,864	$77,439,947

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended
	September 30,
	2009	2008
Cash flows from operating activities:
Net income	$5,653,864	$13,450,131
Adjustments to reconcile net income to net cash
provided by operating activities:
Rental income paid directly to lenders by lessees	(4,386,104)	(9,521,447)
Finance income	-	(1,866,734)
Income from investments in joint ventures	(3,037,586)	(3,183,846)
Net gain on sales of equipment and unguaranteed residual values	(1,342,663)	(6,816,132)
Depreciation and amortization	6,937,949	10,918,452
Interest expense on non-recourse financing paid directly
to lenders by lessees	196,304	833,545
Changes in operating assets and liabilities:
Collection of finance leases	695,943	2,046,262
Restricted cash	226,882	22,297
Service contracts receivable, net	(528,985)	-
Equipment	(1,091,691)	-
Other assets, net	(497,263)	(7,733)
Deferred revenue	(42,233)	(12,366)
Due to Manager and affiliates, net	(152,190)	86,717
Accrued expenses and other current liabilities	2,129,001	(178,294)
Distributions from joint ventures	1,520,592	901,726

Net cash provided by operating activities	6,281,820	6,672,578

Cash flows from investing activities:
Proceeds from sales of equipment and unguaranteed residual values	2,123,339	17,832,275
Investment in financing facility	-	(164,822)
Repayment of financing facility	-	4,367,055
Distributions received from joint ventures in excess of profits	3,394,319	2,193,314

Net cash provided by investing activities	5,517,658	24,227,822

Cash flows from financing activities:
Proceeds from revolving line of credit, recourse	2,185,000	-
Repayment of revolving line of credit, recourse	(2,185,000)	(5,000,000)
Repayments of non-recourse long-term debt	(2,817,772)	(707,082)
Cash distributions to members	(9,657,211)	(9,662,426)
Shares of limited liability company interests redeemed	(14,798)	(123,301)
Cash distributions to noncontrolling interests	(806,529)	(615,353)

Net cash used in financing activities	(13,296,310)	(16,108,162)

Effects of exchange rates on cash and cash equivalents	75,383	(1,184)

Net (decrease) increase in cash and cash equivalents	(1,421,449)	14,791,054
Cash and cash equivalents, beginning of the period	3,784,794	4,448,826

Cash and cash equivalents, end of the period	$2,363,345	$19,239,880

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30,
	2009	2008
Supplemental disclosure of non-cash investing and financing activities:
Principal and interest paid on non-recourse long-term debt
directly to lenders by lessees	$4,386,104	$9,521,447
Transfer from net investment in finance lease to equipment	$6,829,746	$-
Transfer of leased equipment at cost to equipment held for
sale or lease, net	$-	$324,000
Transfer from investments in unguaranteed residual values to
leased equipment at cost	$52,722	$1,935
Transfer of non-recourse long-term debt in connection with
sale of a subsidiary	$-	$10,906,321

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconcapital.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Capital Corp., 120 Fifth Avenue, 8th Floor, New York, NY 10011

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.